UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 30, 2010

Palm, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-29597	94-3150688
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

950 W. Maude Avenue Sunnyvale, California		94085
(Address of Principal Executive Offices)		(Zip Code)

(408) 617-7000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On July 1, 2010, Palm, Inc. (the “Company”) announced the completion of the previously announced merger of District Acquisition Corporation (the “Merger Sub”), a Delaware corporation and a wholly-owned subsidiary of Hewlett-Packard Company (“HP”), with and into the Company (the “Merger”), pursuant to the Agreement and Plan of Merger dated April 28, 2010 among the Company, Merger Sub and HP (the “Agreement”). As a result of the Merger, the Company became a wholly-owned subsidiary of HP.

Item 1.02.	Termination of a Material Definitive Agreement

On July 1, 2010, the Company repaid in full and terminated its Credit Agreement dated October 24, 2007 (the “Credit Facility”) with JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, Morgan Stanley Senior Funding, Inc., as syndication agent and the various lenders that are parties thereto.

The repayment and termination of the Credit Facility was effected in connection with the completion of the Merger. The outstanding balance under the Credit Facility was repaid in full along with a prepayment fee equal to 1% of the outstanding principal.

The material terms of the Credit Facility are described in the Company’s Quarterly Report on Form 10-Q for the quarter ended February 26, 2010 under “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources.” Such description is hereby incorporated into this report by reference.

Some of the lenders under the Credit Facility, or their affiliates, have had various other relationships with the Company involving the provision of financial services.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

In connection with the Merger, pursuant to a written request submitted by the Company to the Nasdaq Stock Market (“Nasdaq”) on June 30, 2010, trading of the Company’s common stock (the “Company Common Stock”) on the Nasdaq Global Select Market ceased prior to the open of trading on July 1, 2010 and the listing of the Company Common Stock on the Nasdaq Global Select Market was suspended prior to the open of trading on July 2, 2010. As part of such written request, the Company also requested that Nasdaq file with the Securities and Exchange Commission an application on Form 25 to delist the Company Common Stock from the Nasdaq Global Select Market and deregister the Company Common Stock under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”).

The Company intends to file with the Securities and Exchange Commission a certification on Form 15, requesting the deregistration of the Company Common Stock under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Section 15(d) of the Exchange Act.

Item 3.03.	Material Modification to Rights of Security Holders

Upon the effective time of the Merger, holders of Company Common Stock and of the Company’s Series B Convertible Preferred Stock and Series C Convertible Preferred Stock immediately prior to such effective time ceased to have any rights as stockholders of the Company (other than their right to receive the merger consideration, or in the case of Dissenting Shares (as defined in the Agreement), the rights pursuant to Section 262 of the Delaware General Corporation Law), and, accordingly, such holders no longer have any interest in the Company’s future earnings or growth.

Item 5.01.	Changes in Control of Registrant

On July 1, 2010, pursuant to the Agreement, Merger Sub merged with and into the Company, and the Company became a wholly-owned subsidiary of HP. In connection therewith, each share of the Company’s capital stock issued and outstanding immediately prior to the effective time of the Merger was canceled and converted into the right to receive (i) $5.70, with respect to each such share of Company Common Stock, (ii) $1,010.00, with respect to each such share of the Company’s Series B Convertible Preferred Stock, and (iii) $1,753.85, with respect to each such share of the Company’s Series C Convertible Preferred Stock. No consideration is payable, however, with respect to any such shares held by the Company as treasury stock (other than shares in a Company employee plan) or by HP. HP used cash on hand and short term borrowing to fund the acquisition of the Company and the payment of the merger consideration.

The foregoing description of the Agreement is only a summary and is qualified in its entirety by reference to the Agreement, which is incorporated by reference herein as Exhibit 2.1 to this report.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Pursuant to the terms of the Agreement, at the effective time of the Merger, the directors of Merger Sub immediately prior to such time became the directors of the Company.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The Certificate of Incorporation of the Company (the “Certificate”) was amended and restated at the effective time of the Merger to read as set forth on Exhibit 3.1 to this report. Pursuant to the Merger Agreement, the bylaws of Merger Sub as in effect at the effective time of the Merger became the bylaws of the Company, which read as set forth on Exhibit 3.2 to this report.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

2.1	Agreement and Plan of Merger (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on April 29, 2010)

3.1	Amended and Restated Certificate of Incorporation

3.2	Bylaws

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PALM, INC.
(Registrant)

Date: July 2, 2010	By:	/S/ MARY E. DOYLE
Mary E. Doyle
Senior Vice President, General Counsel and Secretary